EXHIBIT 3.1.3

{State Seal}	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

		Filed in the office of	Document Number
20100455153-06
Filing Date and Time
		Ross Miller	06/23/2010 10:45 AM
Certificate of Change Pursuant to NRS 78.209		Secretary of State	Entity Number
		State of Nevada	E0097282007-8

USE BLACK INK ONLY • DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:

STEELE RECORDING CORPORATION

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Authorized shares: 900,000,000 shares of common stock; Par value: $.001 par value
Authorized shares: 5,000,000 shares of preferred stock.
4.  The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Authorized shares: 900,000,000 shares of common stock; Par value: $.001 par value
Authorized shares: 5,000,000 shares of preferred stock.
5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Ten (10) shares of common stock for each one (1) issued share of common stock

6.The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
None

7. Effective date of filing: (optional)  July 1, 2010

8. Signature: (required)

/s/ President
Signature of Officer            Title

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.